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SUPPLEMENT
(To Prospectus Supplement dated February 18, 1999
to Prospectus dated January 21, 1999)



                          $114,311,349 (Approximate)



                 Chase Mortgage Finance Trust, Series 1999-S3
                                    Issuer


                      Chase Mortgage Finance Corporation
                                    Seller



                     Chase Manhattan Mortgage Corporation
                                   Servicer


        Multi-Class Mortgage Pass-Through Certificates, Series 1999-S3


     Notwithstanding anything to the contrary on pages S-3 and S-44 of the attached Prospectus Supplement dated February 18, 1999 (the "Prospectus Supplement"), it is a condition to the issuance of the Offered Certificates that the Class A-P Certificates be rated "AAA" by DCR and "AAAr" by S&P and the Class A-R Certificates be rated "AAA" by both DCR and S&P. All of the other ratings required as conditions to the issuance of the Offered Certificates shall be as set forth in the Prospectus Supplement.


     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.


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               The date of this Supplement is February 24, 1999.